Exhibit 1

MATERIAL CHANGE REPORT UNDER

SECURITIES ACT (BRITISH COLUMBIA) SECTION 85(1) FORM 27
SECURITIES ACT (ALBERTA) SECTION 146(1) FORM 27
THE SECURITIES ACT (SASKATCHEWAN) SECTION 84(1) FORM 25
THE SECURITIES ACT (MANITOBA)
SECURITIES ACT (ONTARIO) SECTION 75(2) FORM 27
SECURITIES ACT (QUEBEC) SECTION 73
THE SECURITIES ACT (NEWFOUNDLAND) SECTION 76(2) FORM 26
SECURITIES ACT (NOVA SCOTIA) SECTION 81(2) FORM 27
SECURITY FRAUDS PREVENTION ACT (NEW BRUNSWICK)
SECURITIES ACT (PRINCE EDWARD ISLAND)

1.	Reporting Issuer:

Agrium Inc. 13131 Lake Fraser Drive S.E. Calgary, Alberta T2J 7E8

2.	Date of Material Change:

June 2, 2003

3.	News Release:

A news release was issued on June 2, 2003 through Canada NewsWire.

4.	Summary of Material Change:

Union Oil Company of California (“Unocal”) has advised Agrium of possible further reductions in the supply of natural gas to Agrium’s Kenai, Alaska nitrogen facility.

In the event Unocal reduces natural gas supply as indicated and Agrium is unable to continue to source additional natural gas from other suppliers, Agrium may be forced to reduce production at the Kenai nitrogen facility to as low as 50% of capacity.

5.	Full Description of Material Change:

See attached Press Release dated June 2, 2003.

6.	Reliance on Subsection 118(2) of the Securities Act (Alberta) or Equivalent Sections:

N/A

7.	Omitted Information:

No information has been omitted.

8.	Senior Officers:

Bruce G. Waterman, Senior Vice President, Finance & Chief Financial Officer may be reached at 13131 Lake Fraser Drive, S.E., Calgary, Alberta, T2J 7E8 at (403) 225-7000.

9.	Statement of Senior Officer:

The foregoing accurately discloses the material change referred to in this report.

DATED at the City of Calgary, in the Province of Alberta this 5th day of June, 2003.

/s/ GARY J. DANIEL Gary J. Daniel Legal Counsel & Assistant Corporate Secretary